UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 or 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2012

SHORETEL, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-33506	77-0443568
(Commission File Number)	(IRS Employer Identification No.)

960 Stewart Drive, Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 331-3300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 15, 2012, ShoreTel, Inc. (“ShoreTel” or the “Company”) entered into a $50 million secured revolving credit facility (the “Credit Facility”) pursuant to a credit agreement (the “Credit Agreement”) among the Company, the lenders party thereto (the “Lenders”), and Silicon Valley Bank (“SVB”).  The Credit Agreement will provide funds to complete the acquisition of M5 Networks, Inc. and for general corporate purposes and working capital.  Amounts repaid under the Facility may be reborrowed.  The Credit Facility matures on the fifth anniversary of its closing and is payable in full upon maturity.

Borrowings under the Credit Facility will accrue interest either (at the election of the Company) at (i) the London interbank offered rate then in effect, plus a margin of between 2.00% and 2.50%, which will be based on the Company’s Consolidated EBITDA (as defined in the Credit Agreement), or (ii) the higher of (a) SVB’s publicly-announced prime rate then in effect and (b) the federal funds rate plus 0.50%, in each case of (a) or (b), plus a margin of between 0.00% and 0.50%, which will be based upon the Company’s Consolidated EBITDA.  ShoreTel will pay an annual commitment fee during the term of the Credit Agreement which also varies depending on ShoreTel’s Consolidated EBITDA.

The Credit Agreement contains customary representations and warranties and affirmative and negative covenants.  Among other negative covenants, the Company may not permit (i) the ratio of its Liquidity to its Indebtedness (each as defined in the Credit Agreement), measured as of the last day of any month, to be less than 1.50 to 1.00, (ii) its Liquidity, measured as of the last day of any month, to be less than $30,000,000 before February 28, 2013, less than $40,000,000 during the period from March 1, 2013 to February 28, 2014, or less than $50,000,000 after March 1, 2014, and (ii) its Consolidated EBITDA, measured as of the last day of each fiscal quarter of ShoreTel, to be less than $1 for the fiscal quarter ending March 31, 2012, less than $1,000,000 for the fiscal quarters ending June 30, 2012 and September 30, 2012, less than $2,750,000 for the fiscal quarters ending December 31, 2012 and March 31, 2012, or less than $4,000,000 for any fiscal quarter ending thereafter.

The Credit Agreement contains customary events of default, including, among others: non-payment of principal, interest or other amounts when due; inaccuracy of representations and warranties; violation of covenants; cross-defaults with certain other indebtedness; certain undischarged judgments; bankruptcy, insolvency or inability to pay debts; and a change of control of the Company. Upon the occurrence and during the continuance of an event of default, the Lenders may terminate the Revolving Facility and declare the loans and all other obligations under the Credit Agreement immediately due and payable.

The Facility is secured by substantially all of the Company’s assets.

The description of the Credit Agreement contained herein is qualified in its entirety by reference to the Credit Agreement, a copy of which will be filed as an exhibit 10.1 to the Company’s next quarterly report on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORETEL, INC.

By:	/s/ Michael E. Healy
Name: Michael E. Healy
Title: Chief Financial Officer

Date:  March 22, 2012